TRANSACTION PROCESSING AGREEMENT


This agreement effective as of the ________ day of _________________, 2000.

BETWEEN: Corporacion Ebanx.com, S.A., a company incorporated under the laws of the Republic of Panama, with its registered office located at Ave. Justo Arosemana y Calle 45, Edificio Dollar, Primer Alto No. 4, Bella Vista, Panama City, Republic of Panama; ("eBanx");

AND BETWEEN: El Moro Finance Ltd., a company incorporated under the laws of the British Virgin Islands, with its registered office located at Pasea Estate, Road Town, Tortola, B.V.I., and its licensees, in whole or in part, collectively referred to as the "Merchant".

WHEREAS:

The Merchant wishes to have eBanx provide on-line financial transaction processing and eBanx wishes to offer such services to the Merchant.

NOW THEREFORE IT IS HEREBY ACKNOWLEDGED AND AGREED AS FOLLOWS:

1.       DESCRIPTION OF SERVICES.

         THE EBANX  SECURE  ECASH  SYSTEM  (The  "Ebanx  System")  IS NOT A BANK
         DEPOSIT ACCOUNT SYSTEM AND EBANX IS THEREFORE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR THE CANADIAN DEPOSIT INSURANCE COMPANY. MERCHANT ACCOUNT HOLDERS AGREE THAT EBANX SUPPLIES AN ON-LINE ELECTRONIC CLEARING-HOUSE AND ECASH OWNERSHIP VERIFICATION SERVICE TO FACILITATE THE COMPLETION OF TRANSACTIONS OVER THE INTERNET AND THROUGH CALL CENTRES BETWEEN THE MERCHANT, OTHER FINANCIAL INSTITUTIONS AND ANY OTHER EBANX ACCOUNT HOLDER.

         eBanx will provide certain services (the "Services") to Merchant under this Agreement. The Services will be limited to the sale of eCash for US currency, the purchase of US currency with eCash, managing the accounting of Merchant and facilitating and managing the accounting of End User Account Holder initiated peer-to-peer transfers to any other eBanx Account Holder or Merchant for any reason supported by the eBanx System and acting as a third party verifier of eCash ownership as well as providing customer service and support. eBanx eCash can be purchased by credit cards, Western Union, Money Gram, bank wire, or cheque or any other such payment method supported by the eBanx System in the future.

2.       SETTLEMENT PROCEDURE.

         Merchant agrees that settlement of eCash transactions will be real time. Merchant further agrees that settlement of currency purchase transactions will be done same day during the eBanx business day, Monday to Friday, 8:00 am to 5:00 p.m. Pacific Standard Time, either on demand or pursuant to a preset settlement schedule.

3.       PRIVACY POLICY.

         Merchant agrees to follow the eBanx mandated Privacy Policy, attached hereto as Appendix "A", in its dealings with personal information of eBanx Account Holders. This privacy policy is subject to change as outlined from time to time by eBanx.

4.       PROCESSING FEES.

         Merchant will pay to eBanx fees for all transactions processed as per the eBanx Merchant fees schedule attached hereto as Appendix "B". The eBanx Merchant fees schedule can be adjusted from time to time by eBanx throughout the normal course of business, by giving thirty (30) days written notice to Merchant by any means including email. Such fees will be deducted and paid in eBanx eCash prior to disbursement of any funds to Merchant on a monthly basis. Any fee increases must be directly tied to cost increases or existing costs that are shown to be larger than expected by eBanx at the time signing of this agreement.
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5.       NSF CHEQUES / CHARGEBACKS / HOLDBACKS / EFT REJECTIONS.

         eBanx shall be entitled to deduct from any monies otherwise payable to Merchant, amounts equal to all Account Holder credit card chargebacks, EFT rejections or NSF cheques related to eCash purchases made by Account Holder with Merchant. eBanx may at its sole option initiate a holdback policy, and change such holdback policy upon giving thirty
         (30) days notice to Merchant by any means including email.

6.       EBANX RULES.

         Merchant agrees to conduct business subject to all eBanx rules and regulations as set by eBanx on the eBanx.com website, from time to time in the normal course of business. All such rules will be in effect upon Merchant being given notice in any manner including email of such new rules or regulations. Specifically, Merchant agrees to follow the eBanx Customer Services Policy if applicable.

7.       LIMITATION OF LIABILITY.

         In no event will eBanx or Merchant, or their respective Directors, Officers, Employees or Agents be liable for any incidental, direct, indirect, special or consequential damages to the other (including without limitation, damages for personal injury, loss of profits or sales, business interruption, loss of business information, data loss or any other pecuniary loss) in connection with or arising out of this contract, whether caused by circumstances beyond its control (including without limitation, computer, utility or remuneration breakdown), or otherwise. Except as expressly provided herein, there are no warranties, express or implied, by operation of law or otherwise, for any services furnished hereunder. In all situations involving performance or nonperformance of the eBanx System, your sole remedy is the adjustment or repair of the eBanx System.

         eBanx shall not be responsible for any delay in performance when and to the extent that such is caused in whole or in part, but without limitation, by any one or more of the following: computer, utility or communication breakdown, fire, flood, earthquake, strike, material shortage, lockout, war, revolution, riot, insurrection, or natural act. eBanx shall not be liable for damages, loss of data, delays, errors or failure of performance occurring directly or indirectly by reasons of the above or similar events or occurrences.

         No legal action, regardless of form, arising out of, or under this Agreement, or any matters or transactions thereunder, may be brought against eBanx or Merchant more than one (1) year after the cause of action has occurred.

8.       ECASH.

         Merchant agrees that one (1) unit of eBanx eCash shall be equivalent to one (1) dollar of the lawful currency of the United States of America, unless specified otherwise. If this is ever changed it is agreed that they will have all eCash converted to any other currency valuation based on the currently existing exchange rates. Merchant further agrees to accept eBanx eCash as a means of payment for any goods or services offered by it on its site.

9.       WEBSITE.

         Merchant agrees that it will show the "eBanx Certified Merchant" button on the front page of its Website and linking to the home page of eBanx. Merchant also agrees to put in a number of locations on Merchant Website the eBanx Privacy Policy button linking to the eBanx Privacy Policy page, as stipulated by eBanx. Merchant also agrees to have a Customer Service Button on the front page of Merchant Website linking to the Merchant Customer Service page and with a link from this page to the eBanx Customer Service page.

10.      TAXES.

         Merchant will be responsible for the payment of all property taxes, duties, levies or other taxes assessed or imposed by the jurisdiction that the purchase transaction is deemed to occur in for tax purposes.

11.      CONTRACT AMENDMENT.

         The terms of this contract may be amended unilaterally by eBanx upon six (6) months advance written notice to Merchant. In the event Merchant is notified of an amendment, Merchant will have the option of terminating this contract upon written notice to eBanx, provided that such notice is received by eBanx at least thirty (30) days prior to the effective date of the amendment.

12.      CONTRACT TERMINATION.

         This contract may be terminated by either party for any reason upon 30 days advance written notice to the other party. Notwithstanding any termination of this contract, Merchant will remain liable to eBanx for any chargebacks in eBanx Accounts opened for conducting transactions with Merchant. eBanx shall be entitled to retain any holdbacks held by it for a period of up to six (6) months after termination.

13.      EBANX ACCOUNT HOLDERS.

         Merchant agrees that there may be certain jurisdictions that eBanx may at its sole discretion, for reasons of law or otherwise restrict access from.

14.      CONTROLING LAW.

         This  Agreement,   and  all  provisions   contained  herein,  shall  be
         interpreted in accordance with the laws of the Republic of Panama.

15.      ARBITRATION.

         All claims, demands, or disputes of any kind between the Parties arising under or related to this Agreement shall first be submitted to mediation before a single mediator selected by the Parties. If, after Thirty (30) days after such mediation has been initiated, the dispute has not been resolved to the satisfaction of both Parties, the Parties shall then submit the dispute to binding arbitration conducted in the English language in Vancouver, BC, Canada under the rules of the International Arbitration Center. Each Party shall select an arbitrator, after which the arbitrators selected by each Party shall select a third arbitrator. Any award from the panel of arbitrators shall be confirmable in any court of competent jurisdiction and shall be entered as a judgment enforceable by the prevailing Party. Any award from the panel of arbitrators shall include an award of reasonable attorneys' fees and costs to the prevailing Party.

16.      ENTIRE AGREEMENT.

         This Agreement, and any schedules constitute the entire agreement between the parties and shall supersede any and all prior and contemporaneous promises, representations and agreements, if any, made by one party to the other concerning the subject matter of the Agreement.

17.      ADJUSTMENTS.

         This agreement may not be released, discharged, supplemented, amended or modified in any manner except by an instrument in writing signed by duly authorized representatives of Merchant and eBanx unless as described herein.

18.      ENUREMENT.

         This Agreement shall enure to the benefit of and be binding on the parties to it, the successors and assigns of eBanx and, where approved in writing, upon Merchant successors and assigns.

19.      BONUS PROGRAMS.

         All bonus programs administered by eBanx on behalf of the Merchant will be dealt with on a case by case basis under separate letter of authority. Merchant assumes all risk of any Merchant initiated program.

20.      INITIAL ACCOUNT BALANCES.

         Merchant agrees to an initial eCash purchase of US $____________ into Merchant eBanx Account. Thereafter Merchant will keep a minimum of 5% of their last 6 months eCash purchase transactions in the Merchant eBanx Account to be used to pay out any Account Holder Claims or for any Credit Card Chargebacks, EFT Rejections or NSF cheques. Merchant agrees that a change in minimum balance may be required by eBanx and that such amounts will be determined by eBanx in the normal course of business.

    21.  CURRENCY PAYOUT.

         eBanx and Merchant agree that US dollar currency payouts from the Merchant Account will be done on a periodic basis mutually agreed by both. The period of this payout will not be more than a month or less than a day. The actual payout period will be determined by the eCash accumulation rates of the Merchant Account and will be adjusted over time. Any Merchant Agency deals are also to be paid out directly from Merchant account if applicable under separate agreement between Merchant and any third party agents. In all cases eBanx fees will be paid monthly directly from the Merchants eBanx account.

EXECUTION IN COUNTERPART.

This instrument may be executed in counterpart by the parties hereto, in as many counterparts as may be necessary. Each counterpart shall be deemed to be an original forming one and same instrument, each of which shall bear the date first written above.


ACKNOWLEDGED AND AGREED TO BY:

CORPORACION EBANX.COM, S.A.                          EL MORO FINANCE LTD.


/s/ Krista Wilson                                    /s/   Kay Linda Richardson
-------------------------                           ---------------------------
By:  Krista Wilson                                    By:  Kay Linda Richardson

Secretary
-------------------------                            ---------------------------
Title: Corporate Secretary                           Title:  Director


                                                     /s/    Annetta Penn
                                                     ---------------------------
                                                     By:    Annetta Penn